Exhibit 99.1

October 28, 2026

Press Release

Source:                  Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR THIRD QUARTER OF 2026

●	175 consecutive quarters of profitability
●	EPS was $0.25 for the quarter, $0.47 excluding acquisition, core conversion and security restructure costs (non-GAAP)
●	Outstanding loan growth of 1.6% for the quarter, or 6.6% annualized
●	Completed a core system conversion to Jack Henry during the quarter
●	Completed a $90.5 million security restructuring and recognized a $10.3 million loss
●	Recognized $3.9 million of other income on the full payoff of a loan partially charged off by Middlefield Banc Corp. prior to the acquisition
●	Net interest margin increased to 3.54% in the third quarter of 2026 from 3.44% in the second quarter of 2026 and 3.00% in the third quarter of 2025
●	Efficiency ratio was 68.0% in the third quarter of 2026, 50.2% excluding acquisition and core conversion costs (non-GAAP)

CANFIELD, Ohio (October 28, 2026) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced net income of $14.5 million, or $0.25 per diluted share, for the third quarter of 2026 compared to $12.5 million, or $0.33 per diluted share, for the third quarter of 2025. Net income in the third quarter of 2026 included $6.1 million in expense related to the March 2, 2026, acquisition of Middlefield Banc Corp. (“Middlefield”) and core conversion costs. In addition, the Company recognized a $10.3 million loss on the sale of securities and $600,000 in severance costs. Excluding these items (non-GAAP), adjusted net income for the third quarter of 2026 was $28.0 million, or $0.47 per diluted share.

Kevin J. Helmick, President and CEO, stated: “As expected, the third quarter was a period of strategic execution and transformation for Farmers, as we completed our core technology conversion, executed the integration of the March 2026 Middlefield acquisition, and repositioned our investment securities portfolio. These actions represent important milestones in our ongoing strategy to improve operating efficiency, enhance profitability, and grow our community banking franchise. With these significant initiatives largely behind us, we expect to begin realizing their financial benefits in the fourth quarter, with additional contributions expected in 2027. We remain focused on leveraging our expanded capabilities and growing market presence to drive sustainable, profitable growth.”

Balance Sheet

Total assets were $7.12 billion at September 30, 2026, compared to $7.14 billion at June 30, 2026, and $5.25 billion at December 31, 2025. The increase since December was due to the Middlefield acquisition which added $1.82 billion in assets. Total loans, net of allowance, increased to $4.80 billion at September 30, 2026, from $4.72 billion at June 30, 2026, and $3.27 billion at December 31, 2025. The increase since December was due to the Middlefield acquisition which added $1.49 billion in total loans. The 1.6% sequential increase from the second quarter was driven by strong gains across all business lines including 1.4% sequential growth in the commercial portfolio.

Securities available for sale decreased slightly to $1.40 billion at September 30, 2026, compared to $1.47 billion at June 30, 2026, and $1.34 billion at December 31, 2025. Middlefield added $152.8 million to securities available for sale. During the quarter, the Company restructured $90.5 million of securities incurring a $10.3 million loss. The restructuring resulted in an increase in the yield of the securities sold from 1.61% to approximately 5.25%. This increase resulted in a payback period on the loss of 3.1 years. The Company also saw a decline in the value of the securities of $91.3 million during the quarter due to the rapid rise in U.S. Treasury rates. The Company anticipates continued rate volatility in the bond market in 2026 and 2027, which will continue to affect the value of the portfolio.

Total deposits declined to $5.81 billion at September 30, 2026, compared to $5.83 billion at June 30, 2026, and $4.34 billion at December 31, 2025. The increase since December was primarily due to the acquisition of Middlefield, which added $1.49 billion in deposits. The decline since June was primarily due to seasonal factors associated with the timing of deposit flows from public funds.

On December 15, 2026, the Company intends to pay off the remaining $72.0 million of fixed-to-floating rate subordinated notes due December 15, 2031. The interest rate on the notes is due to reset from 3.125% to approximately 6.20% on December 15, 2026. The Company believes that it has ample capital and liquidity to pay off the notes and its future financial performance will benefit from the early redemption.

Total stockholders’ equity declined to $716.5 million at September 30, 2026, from $784.0 million at June 30, 2026, and $485.7 million at December 31, 2025. The increase since December was primarily driven by the acquisition of Middlefield while the decline since June was primarily driven by a decrease in accumulated other comprehensive income offset by earnings net of dividends paid to shareholders.

Credit Quality

Non-performing loans increased to $47.9 million at September 30, 2026, from $44.6 million at June 30, 2026, and $26.2 million at December 31, 2025. Nonperforming loans to total loans were 0.99% at September 30, 2026, compared to 0.93% at June 30, 2026, and 0.79% at December 31, 2025. Loans 30-89 days delinquent were $23.4 million at September 30, 2026, or 0.48% of total loans, compared to $18.9 million, or 0.40% of total loans at June 30, 2026, and $16.9 million, or 0.51% of total loans at December 31, 2025.

The provision for credit losses and unfunded commitments was $2.8 million during the third quarter of 2026 compared to a provision for credit losses of $1.4 million in the third quarter of 2025. The provision was higher during the quarter primarily due to increased CECL factors associated with historical loss ratios. Annualized net charge-offs as a percentage of average loans were 0.22% in the third quarter of 2026, compared to 0.07% in the third quarter of 2025. The increase in net charge-offs was associated with the partial charge-off of a non-performing loan. The amount charged off was specifically reserved and had been recognized in loan loss provision expense in prior periods. The allowance for credit losses to total loans was 1.10% at September 30, 2026, 1.12% at June 30, 2026, and 1.11% at December 31, 2025.

Net Interest Income

Net interest income increased to $57.9 million in the third quarter of 2026, compared to $36.3 million in the third quarter of 2025. Average interest earning assets increased to $6.65 billion in the third quarter of 2026 compared to $4.92 billion in the third quarter of 2025. The increase was primarily driven by the acquisition of Middlefield. The net interest margin improved to 3.54% in the third quarter of 2026 compared to 3.00% in the third quarter of 2025. The year-over-year increase in net interest margin was due to the acquisition, higher yields on interest earning assets and lower funding costs on interest bearing liabilities. The net interest margin also increased as a result of the security restructuring in the third quarter of 2026. In addition, the Company saw greater accretion of loan marks in the third quarter associated with the payoff of a large Middlefield loan. Due to the benefit from the security restructuring, a steeper yield curve and higher overall treasury yields, the Company now expects the net interest margin to settle into a range of approximately 3.43% to 3.46% in the fourth quarter of 2026. Excluding acquisition marks, non-GAAP, the Company’s net interest margin was 3.39% in the third quarter of 2026, and 2.87% in the third quarter of 2025.

Noninterest Income

Noninterest income declined to $7.9 million in the third quarter of 2026 from $11.4 million in the third quarter of 2025. The decrease was driven by the $10.3 million loss on the sale of securities during the quarter offset by the Middlefield acquisition and continued growth in the Company’s wealth lines of business. Service charge income totaled $2.3 million in the third quarter of 2026 compared to $1.9 million in the third quarter of 2025 primarily due to the acquisition. Bank owned life insurance income was $1.1 million in the third quarter of 2026 compared to $852,000 in the third quarter of 2025. The addition of Middlefield was primarily responsible for the difference. Trust fees were $3.2 million for the third quarter of 2026, an increase of $433,000 from the $2.7 million reported in the third quarter of 2025. Strong growth in the Company’s trust business unit along with solid market conditions continues to drive revenue. Security losses in the third quarter of 2026 totaled $10.3 million compared to losses of $927,000 in the third quarter of 2025. The security restructuring during the third quarter of 2026 was the primary driver compared to a much smaller security restructuring in the third quarter of 2025. Investment commissions totaled $1.1 million in the third quarter of 2026 compared to $658,000 for the third quarter of 2025. The increase was primarily due to the addition of Middlefield, the continued additions of investment representatives to the program and strong stock market returns during 2026. Net gains on the sale of loans were $390,000 in the third quarter of 2026 compared to $559,000 in the third quarter of 2025. The rise in rates has hurt overall mortgage volumes and will continue to be a headwind to this line of business. Debit card income increased to $2.6 million in the third quarter of 2026 from $2.1 million in the third quarter of 2025. The increase was driven by the Middlefield acquisition. Other noninterest income increased to $5.0 million in the third quarter of 2026 compared to $954,000 in the third quarter of 2025. The full payoff of a troubled loan that had been partially charged off by Middlefield prior to the acquisition resulting in $3.9 million of income was the primary driver.

Noninterest Expense

Noninterest expense increased to $46.6 million in the third quarter of 2026 from $31.7 million in the third quarter of 2025 primarily as a result of the Middlefield acquisition and an increased level of acquisition and core conversion costs compared to the third quarter of 2025. Salaries and employee benefits increased to $22.5 million in the third quarter of 2026 from $16.0 million in the third quarter of 2025. The increase was primarily driven by annual raises and the Middlefield acquisition along with $600,000 in severance expense in the third quarter of 2026. Occupancy and equipment expenses increased to $5.7 million in the third quarter of 2026, compared to $4.4 million in the third quarter of 2025, primarily as result of the acquisition. Several categories of expense including occupancy and equipment should begin to see a decline in expense beginning in the fourth quarter of 2026 as the remainder of cost savings related to Middlefield begin to accrue post system conversion. FDIC insurance and state and local taxes were $2.0 million in the third quarter of 2026 compared to $1.2 million in the third quarter of 2025. The increase was due to the acquisition and increased franchise tax from higher levels of capital year-over-year. Merger related and system conversion costs totaled $6.1 million during the third quarter of 2026 compared to $3.1 million in the third quarter of 2025. Conversion costs and contract severance costs were the primary driver for this increase. Intangible amortization increased to $1.2 million in the third quarter of 2026 as a result of the acquisition of Middlefield compared to the $718,000 of amortization recorded in the third quarter of 2025. Core processing expense increased to $2.7 million in the third quarter of 2026 compared to $1.4 million in the third quarter of 2025. The increase was due to the acquisition. Other noninterest expense increased by $1.3 million to $4.7 million in the third quarter of 2026 primarily as a result of the acquisition and timing issues.

Liquidity

The Company had access to an additional $465.3 million in FHLB borrowing capacity at September 30, 2026, along with $453.8 million in available for sale securities that are available for pledging. The Company’s loan to deposit ratio was 83.6% at September 30, 2026.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $7.1 billion in banking assets. Farmers National Banc Corp.’s wholly owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 80 banking locations in Ohio and western Pennsylvania, and Farmers Trust Company, which operates trust offices and offers services in the same geographic markets. Total wealth management assets under care at September 30, 2026, are $5.2 billion. Farmers National Insurance LLC, a wholly owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible book value per share, tangible common equity ratio, return on average tangible assets, return on average tangible equity, core EPS, net income excluding costs related to acquisition activities and certain items, return on average assets excluding acquisition costs and certain items, return on average equity excluding acquisition costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, U.S. and foreign country tariff policies, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,	Percent
	2026	2026	2026	2025	2025	2026	2025	Change
Total interest income	$88,522	$86,094	$67,117	$59,418	$59,366	$241,732	$174,374	38.6%
Total interest expense	30,580	30,062	24,549	22,398	23,059	85,190	68,949	23.6%
Net interest income	57,942	56,032	42,568	37,020	36,307	156,542	105,425	48.5%
Provision (credit) for credit losses	2,792	2,437	(1,034)	2,306	1,419	4,196	4,763	-11.9%
Noninterest income	7,927	14,413	13,688	12,098	11,430	36,027	34,032	5.9%
System conversion / Acquisition related costs	6,106	1,695	3,981	925	3,123	11,782	3,123	0.0%
Other expense	40,536	39,179	33,337	28,153	28,556	113,051	84,258	34.2%
Income before income taxes	16,435	27,134	19,972	17,734	14,639	63,540	47,313	34.3%
Income taxes	1,900	4,099	3,708	3,096	2,178	9,706	7,364	31.8%
Net income	$14,535	$23,035	$16,264	$14,638	$12,461	$53,834	$39,949	34.8%

Average diluted shares outstanding	59,301	59,223	44,874	37,705	37,677	54,487	37,626
Basic earnings per share	0.25	0.39	0.36	0.39	0.33	0.99	1.07
Diluted earnings per share	0.25	0.39	0.36	0.39	0.33	0.99	1.06
Cash dividends per share	0.18	0.17	0.17	0.17	0.17	0.52	0.51
Performance Ratios
Net Interest Margin (Annualized)	3.54%	3.44%	3.12%	3.05%	3.00%	3.38%	2.92%
Efficiency Ratio (Tax equivalent basis)	68.00%	55.60%	63.97%	57.11%	62.66%	62.29%	59.68%
Efficiency Ratio (Tax equivalent basis) excluding core conversion, acquisition costs and other extraordinary items (b)	50.19%	53.21%	56.96%	55.00%	56.43%	53.12%	57.20%
Return on Average Assets (Annualized)	0.81%	1.29%	1.11%	1.12%	0.96%	1.07%	1.04%
Return on Average Equity (Annualized)	7.45%	11.82%	11.55%	12.17%	11.26%	10.13%	12.46%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	0.85%	1.35%	1.15%	1.16%	1.00%	1.11%	1.07%
Return on Average Tangible Equity	12.27%	19.54%	18.13%	19.90%	19.46%	16.49%	22.18%

Consolidated Statements of Financial Condition
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
Assets
Cash and cash equivalents	$111,919	$164,754	$186,083	$92,357	$92,345
Debt securities available for sale	1,403,531	1,473,698	1,484,198	1,343,457	1,301,766
Other investments	63,482	60,539	54,858	45,397	44,245

Loans held for sale	3,144	2,862	1,919	1,516	4,975
Loans	4,854,818	4,776,477	4,800,064	3,304,713	3,337,780
Less allowance for credit losses	53,531	53,285	54,684	36,811	39,528
Net Loans	4,801,287	4,723,192	4,745,380	3,267,902	3,298,252

Other assets	736,000	715,839	703,038	495,241	493,992
Total Assets	$7,119,363	$7,140,884	$7,175,476	$5,245,870	$5,235,575

Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing	$1,415,970	$1,368,145	$1,334,021	$994,122	$994,604
Interest-bearing	4,392,800	4,462,969	4,587,364	3,348,656	3,405,911
Brokered time deposits	0	0	0	0	0
Total deposits	5,808,770	5,831,114	5,921,385	4,342,778	4,400,515
Other interest-bearing liabilities	521,646	455,374	435,108	367,733	321,581
Other liabilities	72,462	70,444	52,093	49,634	47,530
Total liabilities	6,402,878	6,356,932	6,408,586	4,760,145	4,769,626
Stockholders' Equity	716,485	783,952	766,890	485,725	465,949
Total Liabilities
and Stockholders' Equity	$7,119,363	$7,140,884	$7,175,476	$5,245,870	$5,235,575

Period-end shares outstanding	59,249	59,233	59,215	37,653	37,647
Book value per share	$12.09	$13.24	$12.95	$12.90	$12.38
Tangible book value per share (Non-GAAP)*	6.93	8.05	7.74	7.98	7.44

* Tangible book value per share is calculated by dividing tangible common equity by outstanding shares
	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Capital and Liquidity	2026	2026	2026	2025	2025	2026	2025
Common Equity Tier 1 Capital Ratio (a)	11.98%	12.00%	11.70%	12.02%	11.62%
Total Risk Based Capital Ratio (a)	14.82%	14.91%	14.63%	15.46%	15.08%
Tier 1 Risk Based Capital Ratio (a)	12.47%	12.50%	12.19%	12.51%	12.10%
Tier 1 Leverage Ratio (a)	9.40%	9.38%	11.21%	8.92%	8.75%
Equity to Asset Ratio	10.06%	10.98%	10.69%	9.26%	8.90%
Tangible Common Equity Ratio (b)	6.02%	6.98%	6.68%	5.94%	5.54%
Net Loans to Assets	67.44%	66.14%	66.13%	62.29%	63.00%
Loans to Deposits	83.58%	81.91%	81.06%	76.10%	75.85%
Asset Quality
Non-performing loans	$47,938	$44,636	$59,854	$26,215	$35,344
Non-performing assets	48,107	44,827	59,977	26,370	35,519
Loans 30 - 89 days delinquent	23,391	18,869	14,700	16,947	16,083
Charged-off loans	2,906	3,803	729	5,192	869	7,438	2,315
Recoveries	280	170	285	295	333	735	871
Net Charge-offs	2,626	3,633	444	4,897	536	6,703	1,444
Annualized Net Charge-offs to Average Net Loans	0.22%	0.30%	0.05%	0.59%	0.07%	0.20%	0.06%
Allowance for Credit Losses to Total Loans	1.10%	1.12%	1.14%	1.11%	1.18%
Non-performing Loans to Total Loans	0.99%	0.93%	1.25%	0.79%	1.06%
Loans 30 - 89 Days Delinquent to Total Loans	0.48%	0.40%	0.31%	0.51%	0.48%
Allowance to Non-performing Loans	111.67%	119.38%	91.36%	140.42%	111.84%
Non-performing Assets to Total Assets	0.68%	0.63%	0.84%	0.50%	0.68%

(a) September 30, 2026 ratio is estimated
(b) This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
End of Period Loan Balances	2026	2026	2026	2025	2025
Commercial real estate	$2,058,757	$2,022,733	$2,078,421	$1,398,116	$1,428,583
Commercial	598,720	592,431	591,406	340,224	351,213
Residential real estate	1,238,920	1,230,110	1,219,766	850,300	850,112
HELOC	372,256	360,685	349,656	181,544	176,609
Consumer	288,805	272,890	265,136	257,795	251,557
Agricultural loans	283,390	285,027	284,014	265,565	269,025
Total, excluding net deferred loan costs	$4,840,848	$4,763,876	$4,788,399	$3,293,544	$3,327,099

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
End of Period Customer Deposit Balances	2026	2026	2026	2025	2025
Noninterest-bearing demand	$1,415,970	$1,368,145	$1,334,021	$994,122	$994,604
Interest-bearing demand	1,625,103	1,626,459	1,698,780	1,377,520	1,443,422
Money market	1,434,215	1,397,397	1,395,660	795,631	761,788
Savings	495,992	560,710	576,089	408,743	410,165
Certificate of deposit	837,490	878,402	916,835	766,762	790,536
Total customer deposits	$5,808,770	$5,831,113	$5,921,385	$4,342,778	$4,400,515

Memo: Public funds included in above numbers	$976,373	$989,604	$1,056,571	$773,896	$867,253

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Noninterest Income	2026	2026	2026	2025	2025	2026	2025
Service charges on deposit accounts	$2,313	$2,434	$1,966	$1,831	$1,874	$6,713	$5,381
Bank owned life insurance income, including death benefits	1,116	1,401	1,492	891	852	$4,009	2,494
Trust fees	3,178	3,089	3,030	3,079	2,745	$9,297	7,982
Insurance agency commissions	1,432	1,485	1,683	1,567	1,395	$4,600	4,964
Security gains (losses), including fair value changes for equity securities	(10,342)	22	(18)	(7)	(927)	($10,338)	(2,205)
Retirement plan consulting fees	899	954	886	1,009	1,060	$2,739	2,641
Investment commissions	1,085	1,044	871	706	658	$3,000	1,908
Net gains on sale of loans	390	398	380	436	559	$1,168	1,214
Other mortgage banking fee income (loss), net	268	199	477	106	192	$944	366
Debit card and EFT fees	2,584	2,561	2,023	1,956	2,068	$7,168	5,951
Other noninterest income	5,004	826	898	523	954	$6,727	3,336
Total Noninterest Income	$7,927	$14,413	$13,688	$12,097	$11,430	$36,027	$34,032

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Noninterest Expense	2026	2026	2026	2025	2025	2026	2025
Salaries and employee benefits	$22,542	$21,312	$18,511	$15,397	$15,992	$62,365	$46,880
Occupancy and equipment	5,710	5,935	5,126	4,456	4,370	$16,770	12,627
FDIC insurance and state and local taxes	1,954	1,933	1,603	925	1,212	$5,490	3,736
Professional fees	1,083	1,357	1,112	1,179	990	$3,552	3,213
System conversion / Merger related costs	6,106	1,695	3,981	925	3,123	$11,782	3,123
Advertising	624	627	544	449	466	$1,795	1,376
Intangible amortization	1,214	1,195	865	711	718	$3,274	2,188
Core processing charges	2,679	2,327	1,750	1,391	1,412	$6,756	4,210
Other noninterest expenses	4,730	4,493	3,826	3,646	3,396	$13,049	10,028
Total Noninterest Expense	$46,642	$40,874	$37,318	$29,079	$31,679	$124,833	$87,381

Average Balance Sheets and Related Yields and Rates
(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	September 30, 2026			September 30, 2025
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$4,799,788	$74,083	6.17%	$3,311,535	$48,713	5.88%
Taxable securities	1,192,889	9,302	3.12	1,134,806	7,466	2.63
Tax-exempt securities (2)	485,881	4,468	3.68	363,171	2,895	3.19
Other investments	63,147	742	4.70	40,940	459	4.48
Federal funds sold and other	112,953	861	3.05	71,823	466	2.60
Total earning assets	6,654,658	89,456	5.38	4,922,275	59,999	4.88
Nonearning assets	502,848			256,723
Total assets	$7,157,506			$5,178,998
INTEREST-BEARING LIABILITIES
Time deposits	$844,165	$6,834	3.24%	$782,861	$6,825	3.49%
Brokered time deposits	0	0	0.00	48,094	527	4.38
Savings deposits	1,966,024	10,060	2.05	1,177,080	4,566	1.55
Demand deposits - interest bearing	1,588,407	8,569	2.16	1,431,878	8,454	2.36
Total interest-bearing deposits	4,398,596	25,463	2.32	3,439,913	20,372	2.37

Short term borrowings	401,000	3,901	3.89	150,022	1,681	4.48
Long term borrowings	94,513	1,216	5.15	86,506	1,006	4.65
Total borrowed funds	495,513	5,117	4.13	236,528	2,687	4.54

Total interest-bearing liabilities	4,894,109	30,580	2.50	3,676,441	23,059	2.51

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits - noninterest bearing	1,408,961			1,007,534
Other liabilities	73,804			52,467
Stockholders' equity	780,632			442,556
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$7,157,506			$5,178,998
Net interest income and interest rate spread		$58,876	2.88%		$36,940	2.37%
Net interest margin			3.54%			3.00%

(1) Interest and yields are calculated on a tax-equivalent basis where applicable.

(2) For 2026, adjustments of $125,000 and $809,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities.  For 2025, adjustments of $110,000 and $523,000, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2026			September 30, 2025
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$4,466,028	$202,384	6.04%	$3,282,794	$142,683	5.80%
Taxable securities	1,183,247	24,942	2.81	1,137,393	21,946	2.57
Tax-exempt securities (2)	459,131	12,358	3.59	368,209	8,785	3.18
Other investments	57,038	2,195	5.13	41,760	1,462	4.67
Federal funds sold and other	114,457	2,428	2.83	70,407	1,405	2.66
Total earning assets	6,279,901	244,307	5.19	4,900,563	176,281	4.80
Nonearning assets	437,959			243,133
Total assets	$6,717,860			$5,143,696
INTEREST-BEARING LIABILITIES
Time deposits	$852,342	$20,675	3.23%	$751,144	$20,041	3.56%
Brokered time deposits	0	0	0.00	95,634	3,112	4.34
Savings deposits	1,805,618	26,286	1.94	1,146,098	12,861	1.50
Demand deposits - interest bearing	1,573,823	24,927	2.11	1,421,764	24,314	2.28
Total interest-bearing deposits	4,231,783	71,888	2.27	3,414,640	60,328	2.36

Short term borrowings	345,770	9,910	3.82	168,480	5,634	4.46
Long term borrowings	92,677	3,392	4.88	86,358	2,987	4.61
Total borrowed funds	438,447	13,302	4.05	254,838	8,621	4.51

Total interest-bearing liabilities	4,670,230	85,190	2.43	3,669,478	68,949	2.51

NONINTEREST-BEARING LIABILITIES
AND STOCKHOLDERS' EQUITY
Demand deposits - noninterest bearing	$1,288,072			992,824
Other liabilities	51,050			54,014
Stockholders' equity	708,508			427,380
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$6,717,860			$5,143,696
Net interest income and interest rate spread		$159,117	2.76%		$107,332	2.29%
Net interest margin			3.38%			2.92%

(1) Interest and yields are calculated on a tax-equivalent basis where applicable.

(2) For 2026, adjustments of 340,000 and $2.2 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities.  For 2025, adjustments of $322,000 and $1.6 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2026	2026	2026	2025	2025	2026	2025
Total Assets	$7,119,363	$7,140,884	$7,175,476	$5,245,870	$5,235,575	$7,119,363	$5,235,575
Less Goodwill and other intangibles	306,018	307,000	308,463	185,301	186,013	306,018	186,013
Tangible Assets	$6,813,345	$6,833,884	$6,867,013	$5,060,569	$5,049,562	$6,813,345	$5,049,562
Average Assets	7,157,506	7,119,745	5,862,096	5,225,497	5,178,998	6,717,860	5,143,696
Less average Goodwill and other intangibles	306,603	307,881	204,198	186,844	186,479	273,269	187,207
Average Tangible Assets	$6,850,903	$6,811,864	$5,657,898	$5,038,653	$4,992,519	$6,444,591	$4,956,489

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2026	2026	2026	2025	2025	2026	2025
Stockholders' Equity	$716,485	$783,952	$766,890	$485,725	$465,949	$716,485	$465,949
Less Goodwill and other intangibles	306,018	307,000	308,463	185,301	186,013	306,018	186,013
Tangible Common Equity	$410,467	$476,952	$458,427	$300,424	$279,936	$410,467	$279,936
Average Stockholders' Equity	780,632	779,455	563,048	481,061	442,556	708,508	427,380
Less average Goodwill and other intangibles	306,603	307,881	204,198	186,844	186,479	273,269	187,207
Average Tangible Common Equity	$474,029	$471,574	$358,850	$294,217	$256,077	$435,239	$240,173

Reconciliation of Net Income, Less Merger and Certain Items	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2026	2026	2026	2025	2025	2026	2025
Net income	$14,535	$23,035	$16,264	$14,638	$12,461	$53,834	$39,949
System conversion / Acquisition related costs - after tax	4,840	1,365	3,418	398	2,467	9,625	2,467
Employee severence - after tax	474	0	0	0	0	474	0
Net loss (gain) on asset/security sales - after tax	8,170	13	22	113	760	8,206	1,680
Net income - Adjusted	$28,019	$24,413	$19,704	$15,149	$15,688	$72,139	$44,097
Diluted EPS excluding merger and certain items	$0.47	$0.41	$0.44	$0.40	$0.42	$1.32	$1.17
Return on Average Assets excluding system conversion, merger and certain items (Annualized)	1.57%	1.37%	1.37%	1.16%	1.21%	1.43%	1.14%
Return on Average Equity excluding system conversion, merger and certain items (Annualized)	14.36%	12.53%	14.22%	12.60%	14.18%	13.58%	13.76%
Return on Average Tangible Equity excluding system conversion, merger costs and certain items (Annualized)	23.64%	20.71%	22.31%	20.60%	24.51%	22.10%	24.48%

Efficiency ratio excluding certain items	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2026	2026	2026	2025	2025	2026	2025
Net interest income, tax equated	$58,876	$56,953	$43,295	$37,653	$36,940	$159,124	$107,332
Noninterest income	7,927	14,413	13,688	12,097	11,430	36,027	34,032
Net loss (gain) on asset/security sales	10,342	17	28	143	962	10,387	2,127
Net interest income and noninterest income adjusted	77,145	71,383	57,011	49,893	49,332	205,538	143,491
Noninterest expense less intangible amortization	45,428	39,679	36,453	28,368	30,961	121,559	85,193
Employee severence	600	0	0	0	0	600	0
System conversion / Acquisition related costs	6,106	1,695	3,981	925	3,123	11,782	3,123
Noninterest expense adjusted	38,722	37,984	32,472	27,443	27,838	109,177	82,070
Efficiency ratio excluding certain items	50.19%	53.21%	56.96%	55.00%	56.43%	53.12%	57.20%

Net interest margin excluding acquisition marks and PPP interest and fees	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2026	2026	2026	2025	2025	2026	2025
Net interest income, tax equated	$ 58,876	$ 56,953	$ 43,295	$ 37,653	$ 36,940	$ 159,117	$ 107,332
Acquisition marks	2,544	2,658	1,817	1,894	1,677	7,019	5,559
Adjusted and annualized net interest income	225,328	217,180	165,912	143,036	141,052	202,797	135,697
Average earning assets	6,654,658	6,626,548	5,546,319	4,937,016	4,922,275	6,279,901	4,900,563
Less PPP average balances	-	27	69	87	89	32	98
Adjusted average earning assets	6,654,658	6,626,521	5,546,250	4,936,929	4,922,186	6,279,869	4,900,465
Net interest margin excluding marks and PPP interest and fees	3.39%	3.28%	2.99%	2.90%	2.87%	3.23%	2.77%